EXHIBIT 4.1

AMENDMENT NO. 3 TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of July 23, 2008, is among Plains Exploration & Production Company, a Delaware corporation (the “Borrower”), the several banks and other financial institutions signatories hereto (the “Lenders”), and JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent for the Lenders (the “Administrative Agent”). J.P. Morgan Securities Inc. (“JPMorgan”) is acting as sole lead arranger with respect to this amendment, and JPMorgan and Banc of America Securities LLC are acting as joint bookrunners with respect to this amendment.

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of November 6, 2007 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”).

B. The Borrower has requested that the Credit Agreement be amended to, among other things, increase the Maximum Credit Amounts as more fully set forth herein, and the Lenders are willing to do so subject to the terms and conditions set forth herein and provided that the Borrower and the Guarantors (as defined in the Credit Agreement) ratify and confirm all of their obligations under the Credit Agreement and the other Credit Documents.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this amendment, the Borrower and the Lenders agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions after the definition of Alternate Base Rate:

“Amendment Effective Date” means the date on which Amendment No. 3 becomes effective.

“Amendment No. 3” means Amendment No. 3 dated as of July 23, 2008, among the Borrower, the Lenders party thereto, and the Administrative Agent.

(b) Section 2.02(e) of the Credit Agreement is hereby amended to read as follows:

(e) On the Amendment Effective Date (or as soon as practicable after the Amendment Effective Date with respect to (iii)):

(i) the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02, if any, associated with refunded “Eurodollar Loans” outstanding under this Agreement and all other fees that are outstanding under this Agreement for the account of each “Lender” or “Issuing Bank” under this Agreement;

(ii) each “ABR Loan” outstanding under this Agreement shall be deemed to be repaid with the proceeds of a new ABR Loan under this Agreement; and each “Eurodollar Loan” outstanding under this Agreement shall be repaid with the proceeds of a new Eurodollar Loan under this Agreement made by the Lenders in accordance with their respective Applicable Percentage of the Borrowing; and

(iii) each Lender whose Maximum Credit Amount was modified pursuant to Amendment No. 3 shall deliver to the Borrower as soon as practicable after the Amendment Effective Date any promissory note issued by the Borrower to it under this Agreement, marked “canceled” or otherwise similarly defaced.

(c) Section 2.07(a) of the Credit Agreement is hereby amended to read as follows:

(a) Initial Borrowing Base. For the period from and including the Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be $3,100,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time, whether before or after such Redetermination Date, pursuant to Section 8.12(c), Section 9.02(a)(ix) or Section 9.12(d).

(d) Section 2.09(a) of the Credit Agreement is hereby amended to read as follows:

(a) The Borrower may on no more than five occasions during the period beginning on the Amendment Effective Date to and including the date that is six months prior to the Maturity Date, by written notice to the Administrative Agent executed by the Borrower and one or more financial institutions (any such financial institution executing such notice being called an “Increasing Lender”), which may include any Lender, cause the Maximum Credit Amounts to be extended by the Increasing Lenders if such Increasing Lender is not already a Lender (or cause the Maximum Credit Amounts of the Increasing Lenders that are already Lenders to be increased, as the case may be) in an amount for each Increasing Lender set forth in such notice; provided, that (i) each extension of new Maximum Credit Amounts or increase in existing Maximum Credit Amounts pursuant to this paragraph shall result in the aggregate Maximum Credit Amounts

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being increased by no less than $25,000,000, (ii) the sum of all new Maximum Credit Amounts and increases in existing Maximum Credit Amounts pursuant to this paragraph shall not exceed $400,000,000 without the approval of all Lenders, (iii) each Increasing Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed), (iv) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed joinder agreement in a form reasonably satisfactory to the Administrative Agent and the Borrower (a “Joinder Agreement”), (v) any Lender requested by the Borrower to become an Increasing Lender may elect, or decline, such request in its sole discretion, (vi) since December 31, 2007, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect, and (vii) no Default or Event of Default has occurred and is continuing. New Maximum Credit Amounts and increases in Maximum Credit Amounts shall become effective on the date specified in the applicable notices delivered pursuant to this paragraph.

(e) Annex I to the Credit Agreement is hereby amended to read as set forth in Annex I hereto.

3. Conditions to Effectiveness. This amendment will become effective on the date on which the following conditions have been satisfied or waived:

(a) The representations and warranties of the Borrower in Section 4 hereof are true and correct;

(b) The Administrative Agent has received this amendment, executed and delivered by the Borrower, the Administrative Agent and the Lenders;

(c) Each Guarantor has executed and delivered an acknowledgment and consent to this amendment in form and substance satisfactory to the Administrative Agent.

(d) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and of each Guarantor dated as of the Effective Date setting forth (i) resolutions of its board of directors with respect to the authorization of the Borrower or such Guarantor to execute and deliver this amendment, and (ii) certifying that there have been no changes since April 23, 2007, to either (A) the officers of the Borrower or such Guarantor who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement and the transactions contemplated hereby, or (B) the articles or certificate of incorporation and bylaws of the Borrower or such Guarantor. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

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(e) The Administrative Agent shall have received an opinion of Bracewell & Giuliani LLP, special counsel to the Borrower, dated as of the effective date of this Amendment in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests Bracewell & Giuliani LLP to deliver such opinion.

(f) The Administrative Agent, the Arrangers and the Lenders whose Maximum Credit Amounts are increasing as a result of this Amendment shall have received all fees and other amounts due and payable on or prior to the effective date of this Amendment, including with respect to the Administrative Agent or the arranger only, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses for which invoices have been presented required to be reimbursed or paid by the Borrower hereunder.

4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each of the Lenders as follows:

(a) This amendment has been duly authorized by all necessary corporate action and constitutes the binding obligation of the Borrower.

(b) Each of the representations and warranties made by the Borrower and the Guarantors in or pursuant to the Credit Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, as if made (after giving effect to this amendment) on and as of such date, except for any representations and warranties made as of a specified date, which were true and correct in all material respects as of such specified date.

(c) After giving effect to this amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.

(d) Since the date of the most recent audited financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to Section 8.01(a) of the Credit Agreement, there has been no material adverse effect on the business, operations, Property or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole, excluding the effect of events, developments and circumstances affecting the oil and gas exploration and production industry generally.

5. Continuing Effect of the Credit Agreement. This amendment does not constitute a waiver of any provision of the Credit Agreement and is not to be construed as a consent to any action on the part of the Borrower that would require a waiver or consent of the Lenders or an amendment or modification to any term of the Loan Documents except as expressly stated herein. The Borrower hereby confirms and ratifies the Credit Agreement as amended hereby and each of the other Loan Documents to which it is a party and acknowledges and agrees that the same continue in full force and effect as amended hereby (as applicable).

6. Reference to the Credit Agreement. Upon the effectiveness of this amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “herein” or words of like import refer to the Credit Agreement, as amended and affected hereby.

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7. Counterparts. This amendment may be executed by all parties hereto in any number of separate counterparts each of which may be delivered in original, facsimile or other electronic (e.g., “.pdf”) form and all of such counterparts taken together constitute one instrument.

8. References. The words “hereby,” “herein,” “hereinabove,” “hereinafter,” “hereinbelow,” “hereof,” “hereunder” and words of similar import when used in this amendment refer to this amendment as a whole and not to any particular article, section or provision of this amendment. References in this amendment to a section number are to such sections of the Credit Agreement unless otherwise specified.

9. Headings Descriptive. The headings of the several sections of this amendment are inserted for convenience only and do not in any way affect the meaning or construction of any provision of this amendment.

10. Governing Law. This amendment is governed by and will be construed in accordance with the law of the State of New York.

11. Payment of Expenses. The Borrower shall pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

12. Final Agreement of the Parties. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties are signing this amendment as of the date first above written.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert
Name:	Winston M. Talbert
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Amendment No. 3

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Vice President

Signature Page to Amendment No. 3

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Paul A. Squires
Name:	Paul A. Squires
Title:	Vice President

Signature Page to Amendment No. 3

THE BANK OF NOVA SCOTIA

By:	/s/ David Mills
Name:	David Mills
Title:	Director

Signature Page to Amendment No. 3

BANK OF MONTREAL

By:	/s/ Gumaro Tijerina
Name:	Gumaro Tijerina
Title:	Vice President

Signature Page to Amendment No. 3

BNP PARIBAS

By:	/s/ Brian M. Malone
Name:	Brian M. Malone
Title:	Managing Director

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

Signature Page to Amendment No. 3

TORONTO DOMINION (TEXAS) LLC

By:	/s/ Debbi L. Brito
Name:	Debbi L. Brito
Title:	Authorized Signatory

Signature Page to Amendment No. 3

BANK OF SCOTLAND, NEW YORK BRANCH

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin
Title:	Assistant Vice President

Signature Page to Amendment No. 3

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

Signature Page to Amendment No. 3

THE ROYAL BANK OF SCOTLAND PLC

By:	Robert L. Roberts
Name:	Robert L. Roberts
Title:	Managing Director

Signature Page to Amendment No. 3

FORTIS CAPITAL CORP.

By:	/s/ Scott Myatt
Name:	Scott Myatt
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

Signature Page to Amendment No. 3

CITICORP NORTH AMERICA, INC.

By:	/s/ David E. Hunt
Name:	David E. Hunt
Title:	Vice President

Signature Page to Amendment No. 3

ING CAPITAL LLC

By:	/s/ Charles E. Hall
Name:	Charles E. Hall
Title:	Managing Director

Signature Page to Amendment No. 3

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Henry R. Biedrzycki
Name:	Henry R. Biedrzycki
Title:	Director

Signature Page to Amendment No. 3

COMERICA BANK

By:	/s/ Greg Smith
Name:	Greg Smith
Title:	Vice President

Signature Page to Amendment No. 3

CAPITAL ONE, N.A.

By:	/s/ Paul D. Hein
Name:	Paul D. Hein
Title:	Vice President

Signature Page to Amendment No. 3

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Brian Halbeisen
Name:	Brian Halbeisen
Title:	VP/ Credit Officer

Signature Page to Amendment No. 3

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Daniel A. Davis
Name:	Daniel A. Davis
Title:	Vice President

Signature Page to Amendment No. 3

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Monte E. Deckerd
Name:	Monte E. Deckerd
Title:	Senior Vice President

Signature Page to Amendment No. 3

BARCLAYS BANK PLC

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

Signature Page to Amendment No. 3

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

Signature Page to Amendment No. 3

COMPASS BANK

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Signature Page to Amendment No. 3

STERLING BANK

By:	/s/ Melissa Bauman
Name:	Melissa Bauman
Title:	Senior Vice President

Signature Page to Amendment No. 3

MORGAN STANLEY BANK

By:	/s/ Daniel Twenge
Name:	Daniel Twenge
Title:	Authorized Signatory

Signature Page to Amendment No. 3

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Andrew Caditz
Name:	Andrew Caditz
Title:	Authorized Signatory

Signature Page to Amendment No. 3

GOLDMAN SACHS BANK USA

By:	/s/ William Yarbenet
Name:	William Yarbenet
Title:	Vice President

Signature Page to Amendment No. 3

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Maximum Credit Amount	Applicable Percentage
JPMorgan Chase Bank, N.A.	$190,000,000.00	7.03703703704%
Wells Fargo Bank, National Association	$210,431,034.49	7.79374201815%
The Bank of Nova Scotia	$190,000,000.00	7.03703703704%
Bank of Montreal	$190,000,000.00	7.03703703704%
BNP Paribas	$190,000,000.00	7.03703703704%
Toronto Dominion (Texas) LLC	$190,000,000.00	7.03703703704%
Bank of Scotland, New York Branch	$163,793,103.44	6.06641123852%
Bank of America, N.A.	$160,000,000.00	5.92592592593%
The Royal Bank of Scotland plc	$160,000,000.00	5.92592592593%
Fortis Capital Corp.	$120,000,000.00	4.44444444444%
Citicorp North America, Inc.	$108,000,000.00	4.00000000000%
ING Capital LLC	$100,000,000.00	3.70370370370%
Wachovia Bank, National Association	$100,000,000.00	3.70370370370%
Comerica Bank	$98,275,862.07	3.63984674333%
Capital One, N. A.	$75,000,000.00	2.77777777778%
Lehman Brothers Commercial Bank	$67,000,000.00	2.48148148148%
Union Bank of California, N.A.	$67,000,000.00	2.48148148148%
U.S. Bank National Association	$60,000,000.00	2.22222222222%
Barclays Bank plc	$54,000,000.00	2.00000000000%
UBS Loan Finance LLC	$54,000,000.00	2.00000000000%
Compass Bank	$50,000,000.00	1.85185185185%
Sterling Bank	$35,000,000.00	1.29629629630%
Morgan Stanley Bank	$33,750,000.00	1.25000000000%
Goldman Sachs Credit Partners L.P.	$25,000,000.00	0.92592592593%
Goldman Sachs Bank USA	$8,750,000.00	0.32407407407%

TOTAL	$2,700,000,000.00	100.00000000000%